SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

KNIGHT TRADING GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Knight Trading Group, Inc.

Current Report on Form 8-K

Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 7.01, “Regulation FD Disclosure”. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Rule 10b5-1(c) of Regulation FD of the Exchange Act provides an exemption to the insider trading rules in the form of an affirmative defense. According to the Securities and Exchange Commission, the provision “is designed to cover situations in which a person can demonstrate that the material nonpublic information was not a factor in the trading decision and will provide appropriate flexibility to those who would like to plan securities transactions in advance of a time when they are not aware of material nonpublic information, and then carry out those pre-planned transactions at a later time, even if they later become aware of material nonpublic information.”

Pursuant to Rule 10b5-1(c), Robert M. Lazarowitz, a member of the Registrant’s Board of Directors, has informed the Registrant that a charitable unit remainder trust (the “Trust”), of which he is a trustee, adopted a written plan agreement relating to future sales of a portion of Knight Trading Group, Inc. Class A Common Stock beneficially owned by him. The Trust is entering into the 10b5-1(c) plan in order to diversify its financial holdings in an orderly fashion over an extended period time.

Item 9.01 Financial Statements and Exhibits.

a.	Financial Statements

Not required

b.	Pro forma Financial Information

Not required

c.	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

Dated: August 23, 2004

KNIGHT TRADING GROUP, INC.

By:	/s/ Andrew M. Greenstein
Name:	Andrew M. Greenstein
Title:	Director, Corporate Counsel and Assistant Secretary